SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

CAPITAL TRUST, INC.

(Exact Name of Registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 655-0220

     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 1, 2006, Capital Trust, Inc. (the “Company”) entered into the Master Repurchase Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”). The Agreement provides for a maximum aggregate purchase price of $250 million and for a rolling one-year term not to exceed three years. Subject to the terms and conditions thereof, the Agreement provides for the purchase, sale and repurchase of, inter alia, commercial mortgage loans, commercial mezzanine loans, B-notes and commercial mortgage-backed securities and bears interest at varying rates over LIBOR based upon the type of asset included in the repurchase obligation. The foregoing description is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2006 which the Company intends to file in March 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Title:	Chief Financial Officer

Date: November 6, 2006